EXHIBIT 5.1


BLAKE, CASSELS & GRAYDON LLP
                                             Suite 2600, Three Bentall Centre
                                             P.O. Box 49314
                                             595 Burrard Street
                                             Vancouver, British Columbia, Canada
                                             V7X 1L3

                                             Telephone: (604) 631-3300
                                             Facsimile: (604) 631-3309
                                             http://www.blakes.ca
June 16, 2000

                                             Reference:  92455/1


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.
U.S.A.  20549

- and -

Infowave Software, Inc.
4664 Lougheed Highway
Suite 188
Burnaby, BC  V5C 6B7

Dear Sirs:

     Re:   Infowave Software, Inc.

     We are the Canadian solicitors for Infowave Software, Inc. (the "Company") and have been requested by it to provide the opinion expressed herein in connection with the authorization for issuance of an additional 1,067,038 Common Shares without par value in the capital of the Company (the "Shares") under and in accordance with the Company's 1999 Stock Plan (the "Plan"), to be registered under the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1993, as amended. In this regard and for the purpose of the opinions expressed herein, we have examined the Certificate of Amalgamation, Memorandum and Articles of the Company and such corporate records, such certificates of public officials and governmental bodies and authorities, such certificates of officers or representatives of the Company and such other documents, and have made such investigations and searches and considered such matters of law, as we believe necessary and relevant to enable us to give, and as the basis for, the opinions expressed herein. We have, without making any independent investigation, assumed the conformity to originals of telecopied, certified and photographically reproduced documents which we have examined and the proper authority of all signatories, other than those on behalf of the Company, to and the authenticity of all signatures on documents that have been examined by us.


            Vancouver  o  Calgary  o  Toronto  o  Ottawa  o  Montreal
                o  Quebec*  o  London, England  o  Beijing, China
                       *Associated firm: Lavery, de Billy

BLAKE, CASSELS & GRAYDON LLP



     As to various questions of fact material for the opinion expressed herein, information with respect to which is in the possession of the Company, we have relied upon certificates, reports, opinions or representations of or by an officer or officers of the Company.

     We express no opinion as to laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein and we have assumed that there is nothing in any other law that affects our opinions expressed herein.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been reserved and allotted for issuance and, upon issuance in accordance with the terms of the Plan and the Company Act (British Columbia) and upon payment therefor, will be validly issued as fully-paid and non-assessable shares in the capital of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Yours very truly,

                                     BLAKE, CASSELS & GRAYDON LLP


                                     /s/ BLAKE, CASSELS & GRAYDON LLP